AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1996
                                                            REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                           EL PASO ELECTRIC COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                                           74-0607870
(STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                                 123 W. MILLS
                             EL PASO, TEXAS 79901
                                (915) 543-5711
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           _________________________

            EL PASO ELECTRIC COMPANY 1996 LONG-TERM INCENTIVE PLAN
            ------------------------------------------------------
                           (FULL TITLE OF THE PLAN)

                              TERRY BASSHAM, ESQ.
                                GENERAL COUNSEL
                           EL PASO ELECTRIC COMPANY
                                 123 W. MILLS
                             EL PASO, TEXAS 79901
                                (915) 543-5711
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)
                           _________________________
                                WITH A COPY TO:
                             DANIEL G. KELLY, JR.
                                SIDLEY & AUSTIN
                               875 THIRD AVENUE
                           NEW YORK, NEW YORK 10022

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
 TITLE OF EACH CLASS                          PROPOSED MAXIMUM        PROPOSED MAXIMUM
 OF SECURITIES TO BE      AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING        AMOUNT OF
    REGISTERED            REGISTERED(1)          SHARE(2)                 PRICE(2)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
   Common Stock             3,500,000              $7.00                 $20,357,100           $6,168.82
(without par value)
================================================================================================================

(1) Issuable upon exercise of options, exercise of stock appreciation rights, or achievement of performance measures in connection with performance shares granted pursuant to the El Paso Electric Company 1996 Long-Term Incentive Plan (the "Plan") or upon award of bonus stock or restricted stock pursuant to the Plan.

(2) The proposed maximum per share and aggregate offering price, calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, is based on (a) the number of shares of restricted stock approved for issuance under the Plan multiplied by the closing price on the date such awards were approved ($5.00 with respect to 55,000 shares, $5.3215 with respect to 100,000 shares, and $5.63 with respect to 25,000 shares), (b) the exercise price of options that have been approved under the Plan multiplied by the number of shares of Common Stock underlying such options ($5.32 for 800,000 shares, $5.56 for 800,000 shares, and $7.00 for 300,000 shares) and (c) the remaining number of shares of Common Stock as to which awards may be granted under the Plan (1,420,000) multiplied by $6.06, the average of the high and low per share price of the Common Stock reported by the American Stock Exchange on December 12, 1996.

                           _________________________

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information.*

     *The Information called for in Part I of Form S-8 is currently included in a prospectus, dated December 16, 1996, which is to be distributed to participants in the El Paso Electric Company 1996 Long-Term Incentive Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have previously been filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus:

         1.  Annual Report on Form 10-K for the year ended December 31, 1995;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;

         3. Current Reports on Form 8-K dated January 9, 1996 and February 12, 1996;

         4. The description of the Common Stock of the Company, no par value, set forth in Form 8-A for Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, effective as of February 15, 1996, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements of the Company at December 31, 1994 and 1995, and for each of the three years in the three-year period ended December 31, 1995, appearing in the

Company's Annual Report on Form 10-K have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants included therein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides for the indemnification of officers and directors of the Company against liability in proceedings in which the individual is wholly successful and permits the authorization of indemnification in other proceedings. The Company's Restated Articles of Incorporation and Bylaws provide for indemnification of officers and directors of the Company to the fullest extent permitted by law. The Company has entered into indemnity agreements with each officer and director pursuant to which the Company is required to indemnify such officers and directors to the fullest extent permitted by law. Article 1302-7.06 of the Texas Miscellaneous Corporation Law Act authorizes a Texas corporation to include a provision in its articles of incorporation to provide that "a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders... for monetary damages for an act or omission in the director's capacity as a director," with certain exceptions. The Company's Amended and Restated Articles of Incorporation include a provision eliminating the liability of a director for monetary damages to the Company to the fullest extent permitted by Article 1302-7.06.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with this Registration Statement:

         Exhibit
         Number                     Description

         4.1       El Paso Electric Company 1996 Long-Term Incentive Plan

         5 Opinion of Clark, Thomas & Winters, a Professional Corporation regarding legality of the Common Stock

         15        Letter re unaudited Interim Financial Information

         23.1 Consent of Clark, Thomas & Winters, P.C. (Incorporated by reference to Exhibit 5 hereof)

         23.2      Consent of KPMG Peat Marwick LLP.

ITEM 9.   UNDERTAKINGS.

          The Company hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling period of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling period in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on the 16th day of December, 1996.

                                        EL PASO ELECTRIC COMPANY



                                        By: /s/ James S. Haines, Jr.
                                            ------------------------------------
                                                James S. Haines, Jr.
                                                Chief Executive Officer and
                                                President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                     Date
          ---------                    -----                     ----
/s/ James S. Haines, Jr.      Chief Executive Office,         December 16, 1996
----------------------------  President and Director          -----------------
James S. Haines, Jr.          (Principal Executive Officer)


/s/ Gary R. Hedrick           Vice President, Treasurer       December 16, 1996
----------------------------  and Chief Financial Officer     -----------------
Gary R. Hedrick               (Principal Financial and
                               Accounting Officer)


/s/ George W. Edwards, Jr.    Chairman of the Board and       December 16, 1996
----------------------------  Director                        -----------------
George W. Edwards, Jr.


/s/ Wilson K. Cadman          Director                        December 16, 1996
----------------------------                                  -----------------
Wilson K. Cadman


/s/ James A. Cardwell         Director                        December 16, 1996
----------------------------                                  -----------------
James A. Cardwell

Signature                     Title                                 Date
---------                     -----                                 ----


/s/ Ramiro Guzman             Director                        December 16, 1996
----------------------------                                  -----------------
Ramiro Guzman


/s/ James W. Harris           Director                        December 16, 1996
----------------------------                                  -----------------
James W. Harris


____________________________  Director                        ________________
Kenneth R. Heitz


/s/ Edward C. Houghton, IV    Director                        December 16, 1996
----------------------------                                  -----------------
Edward C. Houghton, IV


/s/ Michael K. Parks          Director
----------------------------                                  December 16, 1996
Michael K. Parks                                              -----------------


/s/ Eric B. Siegel            Director
----------------------------                                  December 16, 1996
Eric B. Siegel                                                -----------------


/s/ Stephen Wertheimer        Director
----------------------------                                  December 16, 1996
Stephen Wertheimer                                            -----------------


________________________      Director                        _________________
Charles A. Yamarone